UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF l934

Ares Management Corporation

(Exact name of registrant as specified in its charter)

Delaware	80-0962035
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, 12th Floor
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Class A Common Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-194919.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Explanatory Note

This Amendment No. 2 (this “Amendment”) to Form 8-A (the “Registration Statement”) is being filed pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by Ares Management Corporation, a Delaware corporation (“Ares Corp.”), as the successor registrant to Ares Management, L.P., a Delaware limited partnership (“Ares LP”).  Effective November 26, 2018, Ares LP converted from a Delaware limited partnership to a Delaware corporation (the “Conversion”). In accordance with Rule 12g-3 under the Exchange Act, upon the effective time of the Conversion, the common stock and preferred stock of Ares Corp., including the Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of Ares Corp., were deemed to be registered under Section 12(b) of the Exchange Act as Ares Corp. is deemed to be the successor registrant to Ares LP. Ares Corp. expressly adopts the Registration Statement, as modified by this Amendment, as its own registration statement for all purposes of the Exchange Act. The Class A Common Stock will continue to trade on the New York Stock Exchange under the ticker symbol “ARES.”

This Amendment amends the Registration Statement as follows:

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Class A Common Stock is contained in “Description of Capital Stock” set forth in Exhibit 99.1 to Ares Corp.’s Current Report on Form 8-K filed on November 26, 2018, which is incorporated herein by reference.

Item 2. Exhibits.

Number	Exhibit Description

3.1	Certificate of Conversion of Ares Management, L.P. (incorporated by reference to Exhibit 99.2 to Ares Management, L.P.’s Current Report on Form 8-K filed on November 15, 2018).

3.2	Certificate of Incorporation of Ares Management Corporation (incorporated by reference to Exhibit 99.3 to Ares Management, L.P.’s Current Report on Form 8-K filed on November 15, 2018).

3.3	Bylaws of Ares Management Corporation (incorporated by reference to Exhibit 99.4 to Ares Management, L.P.’s Current Report on Form 8-K filed on November 15, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 26, 2018	Ares Management Corporation

	By:	/s/ Michael D. Weiner
		Name:	Michael D. Weiner
		Title:	Executive Vice President, Chief Legal Officer & Secretary